As filed with the Securities and Exchange Commission on November 24, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CONTANGO OIL & GAS COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Texas	95-4079863
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

717 Texas Ave., Suite 2900

Houston, Texas 77002

Telephone: (713) 236-7400

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Charles L. McLawhorn, III

717 Texas Ave., Suite 2900

Houston, Texas 77002

Telephone: (713) 236-7400

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Hillary H. Holmes

Gibson, Dunn & Crutcher LLP

811 Main Street, Suite 3000

Houston, Texas 77002

Telephone: (346) 718-6600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Security(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common stock, par value $0.04 per share	26,668,654	$1.51	$40,269,667.54	$4,393.43

(1)

Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), the Registrant is also registering hereunder an indeterminate number of additional shares of class A common stock that shall be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended (the “Securities Act”), based on the average of the high and low sales prices of the Registrant’s common stock on November 17, 2020, as reported on the NYSE American.

(3)	Estimated pursuant to Rule 457(o) under the Securities Act.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 24, 2020

PROSPECTUS

CONTANGO OIL & GAS COMPANY

26,668,654 shares of common stock

The selling stockholders named in this prospectus (the “selling stockholders”), should they choose to do so after the effectiveness of this registration statement, may offer up to 26,668,654 shares of common stock, par value $0.04 per share (the “common stock”), of Contango Oil & Gas Company (the “Company”) issued to the selling stockholders pursuant to a private placement. All of these shares of common stock would be sold by the selling stockholders named in this prospectus, or their respective transferees, pledgees, donees or successors-in-interest. This prospectus is being filed pursuant to that certain Registration Rights Agreement, dated as of October 27, 2020 between the Company and certain of the selling stockholders (the “Registration Rights Agreement”). The selling stockholders will receive all proceeds from the sale of the shares of common stock being offered in this prospectus. We will not receive any proceeds from the sale of shares by the selling stockholders. We are required to pay certain offering fees and expenses in connection with the registration of the selling stockholders’ securities and to indemnify the selling stockholders against certain liabilities. For more information related to the selling stockholders, please read “Selling Stockholders.”

This prospectus describes the general manner in which these securities may be offered and sold. If necessary, the specific manner in which these securities may be offered and sold will be described in one or more supplements to this prospectus. Any prospectus supplement may add, update or change information contained in this prospectus. You should carefully read this prospectus, and any applicable prospectus supplement, as well as the documents incorporated by reference herein or therein before you invest in any of our securities.

There can be no assurances that the selling stockholders will sell any or all of the securities offered under this prospectus. The selling stockholders may offer and sell our common stock to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. In addition, certain selling stockholders may offer and sell these securities from time to time, together or separately. If the selling stockholders use underwriters, dealers or agents to sell such securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds the selling stockholders expect to receive from that sale will also be set forth in a prospectus supplement.

Our common stock is listed on the NYSE American (“NYSE American”) and trades under the symbol “MCF.” The last reported sale price of our common stock on November 23, 2020, as reported by the NYSE American, was $1.64 per share.

See the section entitled “Risk Factors” beginning on page 5 of this prospectus and any similar section contained in any applicable prospectus supplement to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 24, 2020

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, should the selling stockholders choose to do so, they may, over time, offer and sell the securities described in this prospectus in one or more offerings or resales. This prospectus provides a general description of the securities. Each time any of the selling stockholders sell any of the securities described herein, the selling stockholders may provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. Please carefully read this prospectus, any applicable prospectus supplement and any free-writing prospectus together with the information contained in the documents we refer to under the heading “Where You Can Find More Information.”

We and the selling stockholders have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or incorporated by reference in this prospectus. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover page of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the documents incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context requires otherwise, references in this prospectus to “Contango Oil & Gas Company,” the “Company,” the “Registrant,” “we,” “us,” “our” and similar terms refer to Contango Oil & Gas Company and its consolidated subsidiaries.

i

ABOUT CONTANGO OIL & GAS COMPANY

Contango Oil & Gas Company is a Houston, Texas based, independent oil and natural gas company. The Company’s business is to maximize production and cash flow from its offshore properties in the shallow waters of the Gulf of Mexico and onshore Texas, Oklahoma, Louisiana and Wyoming properties and use that cash flow to explore, develop, and acquire oil and natural gas properties across the United States.

Additional Information

Our principal executive office is located at 717 Texas Avenue, Suite 2900, Houston, Texas 77002 and our telephone number is (713) 236-7400. Our website is located at http://www.contango.com. We make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website as part of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus and the documents incorporated by reference herein may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, as amended. The words and phrases “should”, “could”, “may”, “will”, “believe”, “plan”, “intend”, “expect”, “potential”, “possible”, “anticipate”, “estimate”, “forecast”, “view”, “efforts”, “goal” and similar expressions identify forward-looking statements and express our expectations about future events. Although we believe the expectations reflected in such forward-looking statements are reasonable, such expectations may not occur. These forward-looking statements are made subject to certain risks and uncertainties that could cause actual results to differ materially from those stated. Risks and uncertainties that could cause or contribute to such differences include, without limitation, those discussed in the section entitled “Risk Factors” included in our 2019 Annual Report on Form 10-K, Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, our Registration Statement on Form S-4, filed with the SEC on November 23, 2020, and those factors summarized below, as well as similar information incorporated by reference herein:

•	volatility and significant declines in oil, natural gas and natural gas liquids prices, including regional differentials;

•	any reduction in our borrowing base from time to time and our ability to repay any excess borrowings as a result of such reduction;

•

the impact of the COVID-19 pandemic, including reduced demand for oil and natural gas, economic slowdown, governmental and societal actions taken in response to the COVID-19 pandemic, stay-at-home orders, and interruptions to our operations;

•	our ability to execute our new corporate strategy of offering a “fee for service” property management service for oil and gas companies;

•

risks related to our recently announced pending acquisition of Mid-Con Energy Partners, LP, a Delaware limited partnership (“Mid-Con” and such acquisition, the “Mid-Con Acquisition”), including the risk that the Mid-Con Acquisition will not be completed on the timeline or terms currently contemplated, that our and Mid-Con’s businesses will not be integrated successfully, that the cost savings, synergies and growth from the Mid-Con Acquisition may not be fully realized or may take longer to realize than expected, and that management attention will be diverted to transaction-related issues;

•	the effect of our pending acquisition (or announcement thereof) of Mid-Con on our stock price or Mid-Con’s unit price;

•	potential liability resulting from litigation related to the Mid-Con Acquisition;

•	the risk that transaction costs for the Mid-Con Acquisition may be higher than anticipated;

•	our financial position;

•	the impact of our derivative instruments;

•	our business strategy, including execution of any changes in our strategy;

•	meeting our forecasts and budgets, including our 2020 capital expenditure budget;

•	expectations regarding oil and natural gas markets in the United States and our realized prices;

•	the ability of the members of the Organization of Petroleum Exporting Countries (“OPEC”) and other oil exporting nations to agree to, adhere to and maintain oil price and production controls;

•	outbreaks and pandemics, even outside our areas of operation, including COVID-19;

•	operational constraints, start-up delays and production shut-ins at both operated and non-operated production platforms, pipelines and natural gas processing facilities;

•	our ability to successfully develop our undeveloped acreage in the Southern Delaware Basin and the Mid-continent area of Oklahoma, and realize the benefits associated therewith;

•	increased costs and risks associated with our exploration and development in the Gulf of Mexico;

•	the risks associated with acting as operator of deep high pressure and high temperature wells, including well blowouts and explosions, onshore and offshore;

•

the risks associated with exploration, including cost overruns and the drilling of non-economic wells or dry holes, especially in prospects in which we have made a large capital commitment relative to the size of our capitalization structure;

•	the timing and successful drilling and completion of oil and natural gas wells;

•	the concentration of drilling in the Southern Delaware Basin, including lower than expected production attributable to down spacing of wells;

•

our ability to generate sufficient cash flow from operations, borrowings or other sources to enable us to fund our operations, satisfy our obligations, fund our drilling program and support our acquisition efforts;

•	the cost and availability of rigs and other materials, services and operating equipment;

•	timely and full receipt of sale proceeds from the sale of our production;

•	our ability to find, acquire, market, develop and produce new oil and natural gas properties;

•

the conditions of the capital markets and our ability to access debt and equity capital markets or other non-bank sources of financing, and actions by current and potential sources of capital, including lenders;

•	interest rate volatility;

•	our ability to successfully integrate the businesses, properties and assets we acquire, including with respect to Mid-Con, and including those in new areas of operation;

•	our ability to complete strategic dispositions or acquisitions of assets or businesses, including with respect to Mid-Con, and realize the benefits of such dispositions or acquisitions;

•	uncertainties in the estimation of proved reserves and in the projection of future rates of production and timing of development expenditures;

•	the need to take impairments on our properties due to lower commodity prices or other changes in the values of our assets;

•	the ability to post additional collateral for current bonds or comply with new supplemental bonding requirements imposed by the Bureau of Ocean Energy Management;

•	operating hazards attendant to the oil and natural gas business including weather, environmental risks, accidental spills, blowouts and pipeline ruptures, and other risks;

•	downhole drilling and completion risks that are generally not recoverable from third parties or insurance;

•	potential mechanical failure or under-performance of significant wells, production facilities, processing plants or pipeline mishaps;

•	actions or inactions of third-party operators of our properties;

•	actions or inactions of third-party operators of pipelines or processing facilities;

•	the ability to retain key members of senior management and key technical employees and to find and retain skilled personnel;

•	strength and financial resources of competitors;

•	federal and state legislative and regulatory developments and approvals (including additional taxes and changes in environmental regulations);

•	the uncertain impact of supply of and demand for oil, natural gas and NGLs;

•	our ability to obtain goods and services critical to the operation of our properties;

•	worldwide and United States economic conditions;

•	the ability to construct and operate infrastructure, including pipeline and production facilities;

•	the continued compliance by us with various pipeline and gas processing plant specifications for the gas and condensate produced by us;

•	operating costs, production rates and ultimate reserve recoveries of our oil and natural gas discoveries;

•	expanded rigorous monitoring and testing requirements;

•	the ability to obtain adequate insurance coverage on commercially reasonable terms; and

•	the limited trading volume of our common stock and general market volatility.

Any of these factors and other factors described in this prospectus and the documents incorporated by reference herein could cause our actual results to differ materially from the results implied by these or any other forward-looking statements made by us or on our behalf. Although we believe our estimates and assumptions to be reasonable when made, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. Our assumptions about future events may prove to be inaccurate. Moreover, the effects of the COVID-19 pandemic may give rise to risks that are currently unknown or amplify the risks associated with many of the factors summarized above or discussed in this report or our 2019 Form 10-K or our Quarterly Reports on Form 10-Q for the periods ended March 31, 2020, June 30, 2020 and September 30, 2020. We caution you that the forward-looking statements contained in this prospectus and the documents incorporated by reference herein are not guarantees of future performance, and we cannot assure you that those statements will be realized or the forward-looking events and circumstances will occur. You should not place undue reliance on forward-looking statements in this prospectus and the documents incorporated by reference herein as they speak only as of the date hereof or thereof.

We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law.

Except as required by law, we undertake no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances occurring after the date of this prospectus and the documents incorporated by reference herein or to reflect the occurrence of unanticipated events. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth under the caption “Risk Factors” in any applicable prospectus supplement, as well as information included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K as incorporated herein by reference. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

USE OF PROCEEDS

We will not receive any proceeds from the sale by selling stockholders of our common stock. We are required to pay certain offering fees and expenses in connection with the registration of the selling stockholders’ securities and to indemnify the selling stockholders against certain liabilities.

SELLING STOCKHOLDERS

This prospectus relates to 26,668,654 shares of our common stock, which were issued in the Company’s private placement of 26,451,988 shares of common stock that closed on October 27, 2020 and in connection with a joint development agreement reached in November 2020, with Juneau Oil & Gas, LLC (“Juneau”), pursuant to which the Company issued 216,666 shares of common stock.

On October 27, 2020, the Company entered into the Registration Rights Agreement with the selling stockholders thereunder relating to the registration of the shares of common stock issued in the private placement that closed on the same date (the “Registrable Securities”), which was filed with the SEC as an exhibit to our Current Report on Form 8-K dated October 28, 2020.

The filing of this prospectus is pursuant to our obligations under the Registration Rights Agreement. We will bear all expenses incurred in connection with the registration of the Registrable Securities. The Registration Rights Agreement also includes customary provisions regarding indemnification and contribution.

The information contained in the table below in respect of the selling stockholders (including the number of shares of common stock beneficially owned and the number of shares of common stock offered) has been obtained from the selling stockholders as of the closing of the private placement or the issuance of common stock to Juneau, as applicable, and such information has not been independently verified by us. We may supplement this prospectus from time to time in the future to update or change this list of selling stockholders and the number of shares of common stock that may be offered and sold by them. The registration for resale of the shares of common stock does not necessarily mean that the selling stockholders will sell all or any of these shares. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of common stock in transactions exempt from the registration requirements of the Securities Act, after the date on which they provided the information set forth in the table below.

The information set forth in the following table regarding the beneficial ownership after resale of the shares of common stock is based upon the assumption that the selling stockholders will sell all of the shares of common stock beneficially owned by them that are covered by this prospectus. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of common stock and the right to acquire such voting or investment power within 60 days through the exercise of any option, warrant or other right. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to the shares of common stock beneficially owned by them. Except as described in the footnotes to the following table, none of the persons named in the table has held any position or office or had any other material relationship with us or our affiliates during the three years prior to the date of this prospectus. The inclusion of any shares of common stock in this table does not constitute an admission of beneficial ownership for the person named below.

As of November 9, 2020, there were 159,493,721 shares of our common stock issued and outstanding.

Name of selling stockholder	Shares of Common Stock beneficially owned prior to the offering		Shares of Common Stock to be offered	Shares of Common Stock beneficially owned after the offering
	Number	Percentage		Number	Percentage
ACB Holdings LP (1)	48,655	*	28,655	20,000	*
Avondale Growth Capital LP (2)	5,000,000	3.13%	5,000,000	—	*
Babcock & Wilcox Pension Trust (3)	278,773	*	278,773	—	*
BAMCAP Partners II LP (4)	4,066,667	2.55%	666,667	3,400,000	2.13%
Brookline SPV LLC (5)	10,423,333	6.54%	8,423,333	2,000,000	1.25%
Cushman, Louis Blauvelt	215,667	*	66,667	149,000	*
DWS Growth Capital LP (6)	8,232,596	5.16%	5,000,000	3,232,596	2.03%
Global Undervalued Securities Master Fund, LP (7)	2,000,000	1.25%	2,000,000	—	*
James A. C. Kennedy, LLC (8)	4,391,667	2.78%	666,667	3,725,000	2.34%
James Michael Nakfoor Trust, DTD 1/1/17 (9)	950,000	*	200,000	750,000	*
Juneau Oil & Gas, LLC (10)	1,633,333	1.02%	108,333	1,525,000	*
Lindley, Michael	1,858,333	1.17%	333,333	1,525,000	*
LKCM Investment Partnership, L.P. (11)	7,195,894	4.51%	1,920,000	5,275,894	3.31%
LKCM Investment Partnership II, L.P. (11)	291,000	*	80,000	211,000	*
Orrion Holdings, Inc. (12)	308,333	*	108,333	200,000	*
Perry, Richard	361,667	*	66,667	295,000	*
Red Oak Associates, LP (13)	1,933,333	1.21%	333,333	1,600,000	1.00%
Starcher, Michael	726,666	*	333,333	393,333	*
Tonga Partners, L.P. (3)	916,565	*	328,520	588,045	*
Tristan Offshore Fund, Ltd. (3)	612,301	*	220,640	391,661	*
Tristan Partners, L.P. (3)	1,406,200	*	505,400	900,800	*

*	Represents less than 1%.
(1)

Adam Blum and Marvin E. Blum, as members of ACB Holdings Management, LLC, the managing entity of ACB Holdings LP, have shared voting and investment power with respect to the shares held by ACB Holdings LP.

(2)	Kenneth L. Schnitzer, Jr. is the manager of KLS GP LLC, and has the sole voting and investment power over the shares held by Avondale Growth Capital LP.
(3)

J. Carlo Cannell is the sole managing member of Cannell Capital LLC, investment advisor to Babcock & Wilcox Pension Trust, Tonga Partners, L.P., Tristan Partners, L.P. and Tristan Offshore Fund, Ltd., and has sole voting and investment power with respect to the shares offered hereby.

(4)

Barnes Asset Management LLC is the manager of BAMCAP Partners II GP, the general partner of BAMCAP Partners II LP. H. Doug Barnes, H. Doug Barnes Jr. and Steven Cramer have shared voting and investment power with respect to the shares held by Barnes Asset Management LLC.

(5)	Madding King, III is the sole member of Brookline SPV Manager LLC, the manager of Brookline SPV, LLC, and has sole voting and investment power over the shares held by Brookline SPV, LLC.
(6)

Includes 1,141,036 shares owned by DWS Capital LP and 2,091,560 shares owned by JWS Investment Partnership LP. Douglas W. Schnitzer is the manager of DS Investments GP LLC, and has the sole voting and investment power over the shares held by DWS Growth Capital LP.

(7)

John Kleinheinz is the principal of Kleinheinz Capital Partners, Inc., which acts as the investment advisor to Global Undervalued Securities Master Fund, L.P., and has sole voting and investment power with respect to the shares held by Global Undervalued Securities Master Fund L.P.

(8)

Includes 3,125,000 shares owned by James Kennedy and 600,000 shares owned by the 2008 Kennedy Family Trust. Ann Kennedy, as trustee, has sole voting power with respect to the shares owned by James A. C. Kennedy LLC. Ann Kennedy, Katherine Kennedy Reinemund and Sara Ann Kennedy each have investment authority with respect to the shares owned by James A. C. Kennedy LLC.

(9)

Includes 600,000 shares owned by Alexandra Nakfoor and James Michael Nakfoor and 150,000 shares owned by James M. Nakfoor as separate property. James Michael Nakfoor is the beneficiary and trustee of, and has sole voting and investment power with respect to the shares owned by the James Michael Nakfoor Trust, DTD 1/1/17.

(10)	John Bradley Juneau has sole voting and investment power over Juneau Oil & Gas, LLC, which is managed by Juneau Drilling, LLC and Juneau Exploration LP.
(11)

LKCM Investment Partnership GP, LLC (“LIP GP”) is the general partner of LKCM Investment Partnership, L.P. (“LIP”) and LKCM Investment Partnership II, L.P. (“LIP II”). Luther King Capital Management Corporation (“LKCM”) serves as the investment manager for LIP and LIP II. J. Luther King, Jr. is a controlling shareholder of LKCM and the controlling member of LIP GP. LKCM has sole voting and investment power with respect to the shares held by LIP and LIP II.

(12)	Jose Xavier, the Vice President and Treasurer of Orrion Holdings, Inc., has sole voting and investment power over the shares.
(13)	Mr. I. Jon Brumley is the sole shareholder of the general partner of Red Oak Associates, L.P. and has sole voting and investment power with respect to the shares held by Red Oak Associates, L.P.

PLAN OF DISTRIBUTION

As of the date of this prospectus, we have not been advised by the selling stockholders as to any plan of distribution. Distributions of the shares of common stock by the selling stockholders, or by their partners, pledgees, donees (including charitable organizations), transferees or other successors in interest, may from time to time be offered for sale either directly by such individual, or through underwriters, dealers or agents or on any exchange on which the shares of common stock may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. The methods by which the shares of common stock may be sold include:

1.	privately negotiated transactions;

2.	underwritten transactions;

3.	exchange distributions and/or secondary distributions;

4.	sales in the over-the-counter market;

5.	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

6.	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

7.

a block trade (which may involve a cross trade) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

8.	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

9.	short sales;

10.	through the writing of options on the shares, whether or not the options are listed on an options exchange;

11.	through the distribution of the shares by any selling stockholders to its partners, members or stockholders;

12.	a combination of any such methods; and

13.	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares of common stock pursuant to an exemption from registration pursuant to Rule 144 under the Securities Act, if available, rather than under this prospectus.

Transactions may be effected by the selling stockholders at market prices prevailing at the time of sale or at negotiated prices. The selling stockholders may effect such transactions by selling the securities to underwriters or through broker-dealers, and such underwriters or broker-dealers may receive compensation in the form of discounts or commissions from the selling stockholders and may receive commissions from the purchasers of the securities for whom they may act as agent. The selling stockholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the shares of common stock against certain liabilities, including liabilities arising under the Securities Act. We have agreed to register the shares of common stock for sale under the Securities Act and to indemnify the selling stockholders and each person who participates as an underwriter in the offering of the shares of common stock against certain civil liabilities, including certain liabilities under the Securities Act.

In connection with sales of the securities under this prospectus, the selling stockholders may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders also may sell securities short and deliver them to close their short positions, or loan or pledge the securities to broker-dealers that in turn may sell them.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders and any underwriters, dealers or agents that participate in distribution of the securities may be deemed to be underwriters, and any profit on sale of the securities by them and any discounts, commissions or concessions received by any underwriter, dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

There can be no assurances that the selling stockholders will sell any or all of the securities offered under this prospectus.

DESCRIPTION OF CAPITAL STOCK

Authorized and Outstanding Stock

We have authorized 405,000,000 shares of capital stock, consisting of 400,000,000 shares of common stock and 5,000,000 shares of preferred stock. As of November 9, 2020, we had: (i) 195 holders of record of common stock and 159,493,721 shares of common stock outstanding and (ii) no shares of preferred stock outstanding.

Common Stock

Holders of common stock are entitled to one vote per share with respect to each matter presented to our stockholders on which the holders of common stock are entitled to vote. Unless specified in our Amended and Restated Certificate of Formation (including any certificate of designation of preferred stock) or the bylaws of the Company, or as required by applicable provisions of the Texas Business Organizations Code (the “TBOC”) or applicable stock exchange rules, the affirmative vote of the holders of a majority of the voting power of the outstanding shares of the Company entitled to vote on a matter is required to approve any such matter voted on by the Company’s stockholders.

In the event of a liquidation, dissolution or winding up of the Company, the holders of the common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. No share of common stock affords any preemptive rights or is convertible, redeemable, assessable or entitled to the benefits of any sinking or repurchase fund. Holders of common stock are entitled to receive dividends from the Company when, as and if declared by the board of directors of the Company (the “Board”).

Preferred Stock

Our Amended and Restated Certificate of Formation authorizes 5,000,000 shares of preferred stock and provides that shares of preferred stock may be issued from time to time in one or more series. Our Board is expressly granted authority to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board providing for the issue of such series and as may be permitted by the TBOC. Our Board is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have antitakeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. No shares of preferred stock are being issued or registered in this offering.

Dividends

Holders of common stock are entitled to such dividends as may be declared by the board of directors out of funds legally available. Therefore, any decision to pay future dividends on our common stock will be at the discretion of our board of directors and will depend upon our financial condition, results of operations, capital requirements and other factors our board of directors may deem relevant. We do not anticipate paying any cash dividends on our common stock in the foreseeable future, as we currently intend to retain all future earnings to fund the development and growth of our business. Our credit facility currently restricts our ability to pay cash dividends on our common stock, and we may also enter into credit agreements or other borrowing arrangements in the future that restrict or limit our ability to pay cash dividends on our common stock.

Election of Directors

Our Board consists of one class of five directors. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Anti-Takeover Effects of Our Certificate of Formation and Bylaws

Texas Anti-Takeover Law

Pursuant to its governing documents, the Company has opted out of Texas statutory equivalent of DGCL Section 203 (the “Texas Anti-takeover Statute”); however, the Company’s bylaws incorporate anti-takeover provisions (the “Bylaw Anti-takeover Provisions”) that are based on the Texas Anti-takeover Statute. These Bylaw Anti-takeover Provisions give the Company flexibility to engage in certain beneficial transactions with any of its shareholder while still providing the appropriate level of anti-takeover protections for a corporation of the Company’s size and shareholder base. Specifically, the Bylaw Anti-takeover Provisions include substantially the same restrictions that are provided for under the Texas Anti-takeover Statute, provided that those restrictions do not apply to (i) Goff at any time that he owns less than 23% of the Company’s outstanding shares (or such higher ownership threshold as may be approved by the Board in advance) or (ii) a transaction between the Company and any person that holds more than 20% of the Company’s outstanding shares if such transaction is approved in advance by (A) a majority of the continuing and unaffiliated directors of the Company and (B) holders of a majority of the Company’s outstanding shares.

Authorized but Unissued Capital Stock

The listing requirements of the NYSE American, which would apply so long as the common stock remains listed on the NYSE American, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. Authorized shares may be issued for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of common stock then outstanding; or

•	average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Transfer Agent

The transfer agent for our common stock is Continental Stock Transfer & Trust Company, LLC.

Listing

Our common stock is listed on the NYSE American and trades under the symbol “MCF.”

LEGAL MATTERS

The validity of the securities described in this prospectus will be passed upon for us by Gibson, Dunn & Crutcher LLP, Houston, Texas. If the securities are being distributed through underwriters or agents, the validity of the securities will be passed upon for the underwriters or agents by counsel identified in the related prospectus supplement. Matters relating to the securities will be passed for the selling stockholders by their own respective counsel.

EXPERTS

The audited consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting of Contango Oil & Gas Company incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Certain estimates of proved oil and gas reserves for the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and incorporated by reference herein were based in part upon reports by William M. Cobb & Associates, Inc., an independent petroleum engineering firm. Certain estimates of proved oil and gas reserves for Exaro Energy III, LLC incorporated by reference herein were based in part upon reports by W.D. Von Gonten & Co., an independent petroleum engineering firm. These estimates are included and incorporated herein in reliance on the authority of such firms as experts in such matters.

The consolidated financial statements of White Star Petroleum, LLC as of December 31, 2018 and 2017, and the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2018 consolidated financial statements contains an explanatory paragraph that states that White Star Petroleum’s noncompliance with its debt covenants raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

The audited financial statements of Mid-Con Energy Partners, LP incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy statements and other information about registrants, like us, that have been filed electronically with the SEC. You can access the SEC’s Internet site at http://www.sec.gov. You can also obtain information about us on our website at http://www.contango.com. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus unless specifically so designated and filed with the SEC.

We have filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s Internet site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless we expressly provide to the contrary):

(1)	Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 30, 2020;

(2)

Quarterly Reports on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on June 22, 2020, for the quarter ended June  30, 2020, filed with the SEC on August 19, 2020, and for the quarter ended September  30, 2020, filed with the SEC on November 16, 2020;

(3)

Current Reports on Form 8-K filed with the SEC on May 15, 2020; June 11, 2020; June  15, 2020; June 24, 2020; July  7, 2020; October 26, 2020; October  28, 2020 and November  5, 2020, and Form 8-K/A filed with the SEC on January  14, 2020 and October 27, 2020;

(4)

The description of our common stock which is contained in the Registration Statement on Form 8-A (File No. 001-16317) filed with the SEC on January 16, 2001, as amended by our Current Report on  Form 8-K filed with the SEC on June 14, 2019, as updated by Exhibit 4.5 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on March 30, 2020, and as subsequently amended or updated;

(5)	Our Proxy Statement on Schedule 14A for our 2020 Annual Meeting of Stockholders filed with the SEC on April 28, 2020;

(6)

The financial statements of Mid-Con Energy Partners, LP for the years ended December 31, 2019 and 2018, and for the interim period ended September 30, 2020, each as included as Annex D and Annex E, respectively, to our Registration Statement on Form S-4 filed with the SEC on November 23, 2020; and

(7)	The unaudited pro forma condensed combined financial statements of Contango, as included on pages 109 through 121 of our Registration Statement on Form S-4 filed with the SEC on November 23, 2020.

We also incorporate by reference any future filings (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such we expressly provide to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date on which the registration statement that includes this prospectus was initially filed with the SEC (including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) and until all offerings under this shelf registration statement are terminated. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You can request a copy of these filings, at no cost, by writing, telephoning or emailing us at the following address, telephone number or email address:

Contango Oil & Gas Company

Attention: Corporate Secretary

717 Texas Avenue, Suite 2900

Houston, Texas 77002

(713) 236-7400

investorrelations@contango.com

Part II

Information not required in prospectus

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses to be borne by the Registrant in connection with the offerings described in this Registration Statement.

Registration fee	$4,393.43
FINRA filing fee		*
Printing		*
Accounting fees and expenses		*
Legal fees and expenses		*
Miscellaneous		*

Total		*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 15. Indemnification of Directors and Officers

Sections 8.101 and 8.105 of the Texas Business Organizations Code (“TBOC”) permit corporations to indemnify a person who was or is a governing person, officer, employee or agent of such corporation or who serves at the corporation’s request as a representative of another enterprise, organization or employee benefit plan (an “outside enterprise”), who was, is, or is threatened to be named a respondent in a legal proceeding by virtue of such person’s position in the corporation or in an outside enterprise, but only if the person acted in good faith and reasonably believed, in the case of conduct in the person’s official capacity, that the conduct was in or, in the case of all other conduct, that the conduct was not opposed to the corporation or outside enterprise’s best interest, and, in the case of a criminal proceeding, the person had no reasonable cause to believe the conduct was unlawful. A person may be indemnified within the above limitations against judgment and expenses that are reasonable and actually incurred by the person in connection with the proceeding; however, indemnification is limited to reasonable expenses actually incurred in a proceeding in which the person is found liable to the corporation or is found to have improperly received a personal benefit and shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of the person’s duty to the corporation, breach of the person’s duty of loyalty owed to the corporation or an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the corporation. Indemnification pursuant to Section 8.101 of the TBOC can be made by the corporation only upon a determination made in the manner prescribed by Section 8.103 of the TBOC that indemnification is proper in the circumstances because the party seeking indemnification has met the applicable standard of conduct for such indemnification.

Under certain circumstances, a corporation may also advance expenses to any of the above persons. Section 8.151 of the TBOC also permits a corporation to purchase and maintain insurance or to make other arrangements to indemnify and hold harmless such persons against any liability asserted against and incurred by the person in such capacity, or arising out of the person’s status as such a person, without regard to whether the corporation would have the power to indemnify the person against the liability under applicable law.

The Certificate of Formation and Bylaws of the Company provide for indemnification of the officers and directors to the fullest extent permitted by applicable law. The Company has obtained directors’ and officers’ liability insurance with respect to liabilities arising out of certain matters, including matters arising under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibits

The following is a list of all exhibits filed as a part of this registration statement on Form S-3, including those incorporated herein by reference.

Exhibit No.	Document

3.1	Amended and Restated Certificate of Formation (incorporated by reference to Exhibit 3.3 of the Company’s Current Report on Form 8-K, filed with the SEC on June 14, 2019).

3.2	Bylaws of Contango Oil & Gas Company (incorporated by reference to Exhibit 3.4 of the Company’s Current Report on Form 8-K, filed with the SEC on June 14, 2019).

3.3	Certificate of Amendment to the Amended and Restated Certificate of Formation of Contango Oil & Gas Company (incorporated by reference to Exhibit 3.1 of the Company’s Report on Form 8-K, filed with the SEC on December 16, 2019).

3.4	Certificate of Amendment to the Amended and Restated Certificate of Formation of Contango Oil & Gas Company (incorporated by reference to Exhibit 3.1 of the Company’s Report on Form 8-K, filed with the SEC on June 11, 2020).

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

10.1	Registration Rights Agreement, dated October 27, 2020 by and among Contango Oil & Gas Company and each of the parties set forth in Schedule A thereto (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K, filed with the SEC on October 28, 2020).

23.1	Consent of Grant Thornton LLP relating to Contango Oil & Gas Company.

23.2	Consent of KPMG LLP.

23.3	Consent of William M. Cobb & Associates, Inc.

23.4	Consent of W.D. Von Gonten & Co.

23.5	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.6	Consent of Grant Thornton LLP relating to Mid-Con Energy Partners, LP.

24.1	Powers of Attorney (included on the signature page hereof).

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered

(if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415 (a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15 (d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 24, 2020.

CONTANGO OIL & GAS COMPANY

By:	/s/ E. Joseph Grady
Name: E. Joseph Grady
Title: Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints Wilkie S. Colyer, Jr. and E. Joseph Grady, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration statement, including post-effective amendments, and any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Wilkie S. Colyer Wilkie S. Colyer	Chief Executive Officer and Director (Principal Executive Officer)	November 24, 2020

/s/ E. Joseph Grady E. Joseph Grady	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 24, 2020

/s/ John C. Goff John C. Goff	Director	November 24, 2020

/s/ B.A. Berilgen B.A. Berilgen	Director	November 24, 2020

/s/ Lon McCain Lon McCain	Director	November 24, 2020

/s/ Joseph J. Romano Joseph J. Romano	Director	November 24, 2020